UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2016

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On July 27, 2016, Orchids Paper Products Company (the “Registrant”) reported its financial results for the quarter ended June 30, 2016. A copy of the Registrant’s press release containing this information is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 8.01.   Other Events.

On July 27, 2016, the Registrant announced that the Board of Directors (the “Board”) authorized a quarterly cash dividend of $0.35 per outstanding share of the Registrant’s common stock.  The Registrant expects to pay this dividend on August 22, 2016 to stockholders of record at the close of business on August 8, 2016.

As previously announced, the Registrant will hold a teleconference to discuss first quarter results at 10:00 a.m. (ET) on Thursday, July 28, 2016. All interested parties may participate in the teleconference by calling 888 346 7791 and requesting the Orchids Paper Products teleconference. Those intending to access the teleconference should dial in fifteen minutes prior to the start. The call may also be accessed live via webcast through the Registrant’s website at www.orchidspaper.com under “Investors.” A replay of the teleconference will be available for 30 days on the Registrant’s website.

A copy of the press release issued by the Registrant on July 27, 2016 containing this information is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits. See the Exhibit Index which is hereby incorporated by reference.

The information furnished pursuant to Item 2.02, including Exhibit 99.1, as it relates to the Registrant’s financial results for the quarter ended June 30, 2016 and the full year ended December 31, 2015, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act unless the Registrant specifically incorporates the information by reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: July 27, 2016	By:	/s/ Jeffrey S. Schoen
Jeffrey S. Schoen
Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Press Release, dated July 27, 2016.